UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

May 15, 2012

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) for ON Semiconductor Corporation (the “Company”) was held on May 15, 2012. The proposals (all of which were from management) submitted to the stockholders of the Company at the Annual Meeting and the final results of the voting regarding each proposal are set forth below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 5, 2012.

(b) Proposal No. 1. The Company’s stockholders elected three Class I members of the Board of Directors to each serve for a three-year term:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Atsushi Abe	400,713,435	3,728,945	189,573	26,109,674
Curtis J. Crawford, Ph.D.	389,070,517	15,409,006	152,430	26,109,674
Daryl A. Ostrander	401,117,468	3,361,686	152,799	26,109,674

Proposal No. 2. The Company’s stockholders approved the advisory (non-binding) resolution to approve executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
400,944,451	3,421,840	265,662	26,109,674

Proposal No. 3. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2012 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
419,468,190	11,086,721	186,716	—

Proposal No. 4. The Company’s stockholders approved an amendment to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan to increase the number of shares available under the plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
376,322,038	28,168,388	141,527	26,109,674

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: May 16, 2012	By:	/s/ GEORGE H. CAVE
George H. Cave Senior Vice President, General Counsel, Chief Compliance & Ethics Officer, and Secretary